INDEPENDENT AUDITOR'S REPORT





To the Board of Directors
Capital Communications Company, Inc.
Bronxville, New York

We have audited the accompanying statements of opertions, stockholders' equity (deficit), and cash flows of Capital Communications Company, Inc. for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Capital Communications Company, Inc. for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

McGLADREY & PULLEN, LLP


New York, New York
January 29, 1997




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                          INDEPENDENT AUDITORS' REPORT



To the Partners
Coronet Communications Company
Bronxville, New York



We have audited the accompanying statements of operations, partner's capital (deficit), and cash flows of Coronet Communications Company for the year ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Coronet Communications Company for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

McGLADREY & PULLEN, LLP


New York, New York
January 24, 1997
(Except for Note 4, which is
as of January 31, 1997)



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                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Spinnaker Industries, Inc.:

We have audited the statements of operations and retained earnings (accumulated deficit) and cash flows of Central Products Company (a wholly-owned subsidiary of Spinnaker Industries, Inc.) for the year ended December 31, 1996. These financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the results of operations and cash flows of Central Products Company for the year ended December 31, 1996 in conformity with generally accepted accounting principles.




Deloitte & Touche LLP
Milwaukee, Wisconsin
February 21, 1997




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                          INDEPENDENT AUDITORS' REPORT


January 31, 1997

To the Board of Directors
Dunkirk and Fredonia Telephone Company
40 Temple Street
Box 209
Fredonia, New York 14063

We have audited the accompanying consolidated balance sheet of Dunkirk and Fredonia Telephone Company (a wholly owned subsidiary of Lynch Telephone Corporation, VIII) and subsidiaries as of December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows for the period November 26, 1996 through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and the Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dunkirk and Fredonia Telephone Company and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows for the period then ended in conformity with generally accepted accounting principles.

The accompanying statements present only the operation of Dunkirk and Fredonia Telephone Company and its subsidiaries since the date of sale of 100% of its stock to Lynch Telephone Corporation VIII.



JOHNSON, MACKOWIAK, MOORE & MYOTT, LLP




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                          INDEPENDENT AUDITORS' REPORT



To the Board of Managers
CLR Video, L.L.C.
Wetmore, Kansas

We have audited the accompanying balance sheet of CLR Video, L.L.C. (a limited liability company) as of December 31, 1996, and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of CLR Video, L.L.C.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CLR Video, L.L.C. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



FREDERICK & WARINNER, L.L.C.

Lenexa, Kansas
January 29, 1997